Consent of Independent Registered Public Accounting Firm

To,

Ilustrato Pictures International Inc. (“ILUS”)

New York, NY

We consent to the inclusion of our following reports Dated April 06, 2023, relating to financial statements of Ilustrato Pictures International, Inc. (the “Company”) of Independent Registered Public Accounting Firm in this Amendment No. 5 of the Registration Statement of Ilustrato Pictures International, Inc. (the “Company”) on Form 10, as issued for FY 2021 and FY 2022 and the references to our firm in this regard in form 10 so being filed by the company.

For, PIPARA & CO LLP (6841)

Pipara & Co LLP

Place: Ahmedabad, India

Date: September 11, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006, INDIA	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parej, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E:usa@pipara.com naman@piara.com